UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 12, 2016

ENLINK MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

DELAWARE	001-36340	16-1616605
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 CEDAR SPRINGS RD. DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.                                        Unregistered Sales of Equity Securities.

On May 12, 2016, EnLink Midstream Partners, LP (the “Partnership”) paid a quarterly distribution of 992,445 additional Series B Cumulative Convertible Preferred Units representing limited partner interests in the Partnership (the “Preferred Units”) issued in kind to its holder of the Preferred Units of record on May 2, 2016. The text in (i) Item 5.03 of the Partnership’s Current Report on Form 8-K, dated January 7, 2016, filed with the Securities and Exchange Commission on January 12, 2016, and (ii) Item 3.02 of the Partnership’s Current Report on Form 8-K, dated December 6, 2015, filed with the Securities and Exchange Commission on December 7, 2015, regarding the terms of the Preferred Units, is incorporated into this item by reference.  The Partnership’s issuance of 992,445 additional Preferred Units on May 12, 2016 was in a private transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and certain rules and regulations promulgated under that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENLINK MIDSTREAM PARTNERS, LP

	By:	EnLink Midstream GP, LLC,
its General Partner

Date: May 13, 2016	By:	/s/ Michael J. Garberding
Michael J. Garberding
Executive Vice President and
Chief Financial Officer